DATED JANUARY 31, 2011

Way Fast Holdings Limited
as Chargor

- and -

Tianjin Cube Xindao Equity Investment Fund Partnership (LLP),

Tianjin Cube Xinde Equity Investment Fund Partnership (LLP),

Tianjin Cube Xinren Equity Investment Fund Partnership (LLP),

and

 Tianjin Cube Xinyi Equity Investment Fund Partnership (LLP)

individually, as Lender

SHARE CHARGE (BORROWER)

Solicitors and International Lawyers
29th Floor, Edinburgh Tower
The Landmark
15 Queen’s Road Central
Hong Kong
Telephone: (852) 2526-6895

Schedules

Schedule 1 Particulars of Shares	18
Schedule 2 Form of Letter of Resignation	19
Schedule 3 Form of Letter of Authority and Undertaking	20
Schedule 4 Form of Written Resolutions	21

Execution	18

THIS DEED is made on the 31st day of January 2011

BETWEEN:

(1)          Way Fast Holdings Limited, a company with limited liability incorporated under the laws of the British Virgin Islands with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands as chargor (the “Chargor”); and

(2)
Tianjin Cube Xindao Equity Investment Fund Partnership (LLP); Tianjin Cube Xinde Equity Investment Fund Partnership (LLP); Tianjin Cube Xinren Equity Investment Fund Partnership (LLP); and Tianjin Cube Xinyi Equity Investment Fund Partnership (LLP), limited partnerships incorporated in Tianjin, China, under the laws of the People’s Republic of China with its registered address at (Room J314-317, 3/F, Building No.6, Binhai Finance Street, No. 52 Xin Cheng West Road, TEDA, Tianjin), as lender (individually, the “Lender” and collectively, the “Lenders”).

WHEREAS:

(A)
By a project finance agreement (the “Loan Agreement”) dated January 31, 2011 made between (1) (Xian Xinxing Real Estate Development Co., Ltd), a China-incorporated subsidiary of the Chargor (the “Borrower”) and (2) the Lenders and all transaction agreements related to the Loan Agreement (the “Finance Document”), the Lenders have collectively agreed to make available to the Borrower a loan facility of approximately RMB200,000,000 (Two Hundred Million Renminbi Yuan) (the “Facility”) in aggregate amount upon the terms set out therein.

(B)	In connection with the structure of the Facility, the Lenders shall entrust (Construction Bank of China, Shanxi Branch) to act on their behalf in making the Loan to the Borrower.

(C)	It is a condition precedent to the Lender making the Facility available to the Borrower that the Chargor enters into this Deed.

NOW THIS DEED WITNESSES as follows:

1.	INTERPRETATION

1.1	Definitions and Construction. In this Deed, unless the context requires otherwise:

(a)	terms and expressions defined in or construed for the purposes of the Loan Agreement shall have the same meanings or be construed in the same manner when used in this Deed;

(b)
“Company” means Clever Advance Limited, a company with limited liability under the laws of Hong Kong with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands;

(c)	“Dividends” means all dividends, interest and other sums which are or may become payable by the Company to any person in its capacity as shareholder of the Company and includes:

(i)	the right to receive any and all such sums and all claims in respect of any default in paying such sums; and

(ii)	all forms of remittance of such sums and any bank or other account to which such sums may be paid or credited;

(d)	“Event of Default” has the meaning as set forth in the Relevant Finance Documents including the Loan Agreement.

(e)	“Potential Event of Default” has the meaning as set forth in the Relevant Finance Documents including the Loan Agreement.

(f)	“Property Ordinance” means the Conveyancing and Property Ordinance (Cap. 219 of the Laws of Hong Kong);

(g)	“Receiver” means a receiver and manager or a receiver, in either case, appointed under this Deed;

(h)
“Secured Indebtedness” means all and any sums (whether principal, interest, fees or otherwise) which are now or at any time may become payable by the Borrower under any Finance Document to which it is a party and all other monies hereby secured; and

(i)
“Shares” means all those shares constituting the entire issued share capital from time to time of the Company, the particulars of which are set out in Schedule 1 and, where the context permits, includes the Dividends and those stocks, shares, rights, monies and other property referred to in Clause 2.4.

1.2	Successors and Assigns. The expressions “Chargor” and “Lender” shall where the context permits include their respective successors and permitted assigns and any persons deriving title under them.

1.3
Miscellaneous. In this Deed, unless the context requires otherwise, references to provisions of any law or regulation shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time; words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Deed or any other Finance Document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time; unless otherwise stated, references to Clauses and Schedules are to clauses of and schedules to this Deed and references to this Deed include its Schedules. Clause headings are inserted for reference only and shall be ignored in construing this Deed.

2.	CHARGE OF SHARES

2.1
Charge. In consideration of the Lender agreeing to make the Facility available to the Borrower upon the terms and conditions of the Loan Agreement, the Chargor as beneficial owner mortgages, charges and assigns by way of first legal charge the Shares to the Lender as a continuing security for the due and punctual payment of the Secured Indebtedness and the due and punctual performance and observance by the Borrower of all other obligations of the Borrower contained in any Finance Document to which it is a party.

2.2
Deposit of Documents and Notice to Registered Holder. For the purpose of enabling the Lender to exercise its rights under this Deed, the Chargor undertakes forthwith upon the execution of this Deed to deposit, or procure that there be deposited, with the Lender:

(a)	the certificates in respect of the Shares together with instruments of transfer and contract notes in respect thereof, duly executed in blank;

(b)	a signed but undated letter of resignation from each director of the Company in the form set out in Schedule 2;

(c)	a signed and dated letter of authority and undertaking from each director of the Company in the form set out in Schedule 3; and

(d)	an undated written resolutions of the board of directors of the Company duly signed by all of the directors of the Company in the form set out in Schedule 4.

2.3
Registration in Name of Lender. The Chargor agrees that at any time after an Event of Default occurs the Lender may, at the cost of the Chargor, register the Shares in the name of the Lender or its nominee.

2.4
Dividends and Accretions. This Deed shall, subject as provided in Clause 7, extend to and include all Dividends and all stocks, shares (and the Dividends in respect thereof), rights, monies or other property accruing or offered at any time by way of redemption, substitution, bonus, preference, option or otherwise to or in respect of any of the Shares and all allotments, accretions, offers, rights, benefits and advantages whatsoever at any time accruing, made, offered or arising in respect of any of the same and all further shares in the capital of the Company issued subsequent hereto.  If the Chargor shall acquire any such other stocks or shares as aforesaid, it shall forthwith deliver or procure that there be delivered to the Lender the certificates in respect thereof together with instruments of transfer and contract notes in respect thereof duly executed in blank to enable the same to be registered in the name of the Lender or its nominee.

2.5
No Liability for Calls. Nothing in this Deed shall be construed as placing on the Lender any liability whatsoever in respect of any calls, instalments or other payments relating to any of the Shares or any rights, shares or other securities accruing, offered or arising as aforesaid, and the Chargor shall indemnify the Lender in respect of all calls, instalments or other payments relating to any of the Shares and to any rights, shares and other securities accruing, offered or arising as aforesaid in respect of any of the Shares.

2.6
Discharge.  Upon payment in full of all the Secured Indebtedness to the satisfaction of the Lender and cancellation of the Facility, the Lender shall, at the request and cost of the Chargor, and in such form as the Lender shall approve, discharge the security created by this Deed.

2.7	Registration.

(a)	The Chargor must immediately notify the Lender upon becoming registered as a non-Hong Kong company under Part XI of the Companies Ordinance Ordinance (Chapter 32 of the Laws of Hong Kong).

(b)
The Chargor will procure that this Deed be promptly delivered to the Hong Kong Companies Registry for registration upon the Chargor becoming registered as a non-Hong Kong company under Part XI of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) and in any event within five (5) weeks of the date of becoming so registered.

3.	CONTINUING SECURITY

This Deed shall be a continuing security and shall remain in full force and effect until the Secured Indebtedness has been paid in full, notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Chargor or any other person or any intermediate settlement of account or other matter whatsoever.  This Deed is in addition to, and independent of, any encumbrance, guarantee or other security or right or remedy now or at any time hereafter held by or available to the Lender.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties. The Chargor represents and warrants to the Lender that:

(a)
the Chargor is a company duly incorporated with limited liability and validly existing under the laws of the British Virgin Islands, and has full power, authority and legal right to own its property and assets and to carry on its business;

(b)
the Chargor has full power, authority and legal right to enter into and engage in the transactions contemplated by this Deed and has taken or obtained all necessary corporate and other action and consents to authorise the execution and performance of this Deed;

(c)	this Deed constitutes legal, valid and binding obligations of the Chargor enforceable in accordance with its terms;

(d)
neither the execution of this Deed nor the performance by the Chargor of any of its obligations or the exercise of any of its rights hereunder will conflict with or result in a breach of any law, regulation, judgment, order, authorisation, agreement or obligation applicable to it or cause any limitation placed on it or the powers of its directors to be exceeded or result in the creation of or oblige the Chargor to create an encumbrance in respect of the Shares (except in favour of the Lender under or pursuant to this Deed);

(e)
all authorisations required from any governmental or other authority or from any shareholders or creditors of the Chargor for or in connection with the execution, validity and performance of this Deed have been obtained and are in full force and effect and there has been no default under the conditions of any of the same;

(f)	no litigation, arbitration or administrative proceeding is currently taking place or pending or, to the knowledge of the Chargor, threatened against the Chargor or its assets or revenues;

(g)
except for the entry of the details of this Deed in the [Register of Mortgages and Charges] of the Chargor in accordance with section [     ] of the Companies Law of the British Virgin Islands, it is not necessary in order to ensure the validity, enforceability, priority or admissibility in evidence in proceedings of this Deed in Hong Kong, the British Virgin Islands or any other relevant jurisdiction that it or any other document be filed or registered with any authority in Hong Kong, the British Virgin Islands or elsewhere or that any tax be paid in respect thereof;

(h)
as at the date of this Deed, the Chargor is not registered, and there is no application pending for its registration, as a non-Hong Kong company under Part XI of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

(i)
the particulars of the Shares set out in Schedule 1 are accurate and the Shares described therein constitute the entire issued share capital of the Company at the date hereof and all the Shares have been validly issued and are fully paid up;

(j)	subject to this Deed, the Chargor is the sole beneficial owner of the Shares and is the legal owner of all such Shares and the Chargor has good and marketable title thereto;

(k)	no encumbrance exists over all or any part of the Shares (except as created under or pursuant to this Deed);

(l)	the Chargor has not granted in favour of any other person any interest in or any option or other rights in respect of any of the Shares;

(m)	the Borrower has not issued or resolved or agreed to issue or granted any option or other right to acquire any additional shares to any person; and

(n)
the Chargor is generally subject to civil and commercial law and to legal proceedings and neither the Chargor nor any of its assets or revenues is entitled to any immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process.

4.2
Continuing Representation and Warranty. The Chargor also represents and warrants to and undertakes with the Lender that the foregoing representations and warranties will be true and accurate throughout the continuance of this Deed with reference to the facts and circumstances subsisting from time to time.

5.	UNDERTAKINGS

The Chargor undertakes and agrees with the Lender throughout the continuance of this Deed and so long as the Secured Indebtedness or any part thereof remains owing that the Chargor will, unless the Lender otherwise agrees in writing:

(a)
not create or attempt or agree to create or permit to arise or exist any Encumbrance over all or any part of the Shares or any interest therein or otherwise assign, deal with or dispose of all or any part of the Shares (except under or pursuant to this Deed);

(b)	not grant in favour of any other person any interest in or any option or other rights in respect of any of the Shares;

(c)	ensure that no person holding any of the Shares as its nominee for the time being does any of the acts prohibited in paragraphs (a) and (b) above;

(d)	procure that the Company shall not issue or resolve or agree to issue or grant any option or other right to acquire shares to any person other than the Chargor (and subject always to this Deed);

(e)	at all times remain the beneficial owner of the Shares;

(f)	procure that no amendment or supplement is made to the memorandum or articles of association of the Company;

(g)
immediately upon the appointment of any new director of the Company, deposit or procure that there be deposited with the Lender a signed undated letter of resignation by such director in the form set out in Schedule 2; a signed and dated letter of authority and undertaking by such director in the form of Schedule 3 and an undated written resolutions of the board of directors of the Company duly signed by all of the directors of the Company in the form set out in Schedule 4;

(h)	do or permit to be done every act or thing which the Lender may from time to time require for the purpose of enforcing the rights of the Lender hereunder; and

(i)	not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the Lender’s security hereunder.

6.	POWER OF SALE

6.1
Enforceability. Upon the occurrence of an Event of Default, the Lender or its nominee may, without further notice or authority, sell or dispose of all or any part of the Shares and may apply the proceeds of any such sale or disposition in or towards the discharge of the costs thereby incurred and of the Secured Indebtedness in such manner as it in its absolute discretion thinks fit.

6.2
Sale of Shares. The Lender shall be entitled to exercise such power of sale in such manner and at such time or times and for such consideration (whether payable immediately or by instalments) as it shall in its absolute discretion think fit (whether by private sale or otherwise) and so that the Shares (or any relevant part thereof) may be sold (i) subject to any conditions which the Lender may think fit to impose, (ii) to any person (including any person connected with the Company, Borrower, the Chargor or the Lender) and (iii) at any price which the Lender, in its absolute discretion, considers to be the best obtainable in the circumstances taking into account the nature of the Company as a private company.

6.3
Dividends. At any time after the power of sale has arisen, any Dividends which have been or may be received or receivable by the Lender or any nominee of the Lender may be applied by the Lender as though they were proceeds of sale hereunder.

6.4
Purchaser Not Bound to Enquire. The Lender is authorised to give a good discharge for any moneys received by it pursuant to the exercise of its power of sale and a purchaser shall not be bound to enquire whether the power of sale has arisen as herein provided nor be concerned with the manner of application of the proceeds of sale.

6.5
No Liability for Losses. The Chargor shall not have any claim against the Lender or its nominee in respect of any loss arising out of any such sale or any postponement thereof howsoever caused and whether or not a better price could or might have been obtained upon the sale of the Shares or any of them by deferring or advancing the date of such sale or otherwise howsoever.

6.6
Waiver of Pre-Emption Rights. The Chargor waives any right it may have under the articles of association of the Company or otherwise to purchase the Shares or any of them in the event that they are sold or otherwise disposed of pursuant to the power of sale contained in this Clause.

7.	DIVIDENDS AND VOTING RIGHTS

7.1
Dividends and Voting Rights.  If the Shares or any of them are registered in the name of the Lender or its nominee, the Lender shall have complete discretion to retain the Dividends received by the Lender and to exercise or abstain from exercising all voting and other rights and powers attaching to the Shares as the Lender in its absolute discretion thinks fit without being liable for any losses which the Chargor may suffer as a result thereof.  If an Event of Default occurs and is continuing but the Shares or any of them are not yet registered in the name of the Lender or its nominee, the Chargor shall and shall procure that any person holding any of the Shares as its nominee holds the Dividends received by the Chargor or such nominee for the account of the Lender and shall pay such Dividends to the Lender as soon as practicable after receipt.

7.2
Authority to Sign Proxies.  If an Event of Default occurs, the Chargor irrevocably authorises the Lender to sign on its behalf any proxies or other documents which the Lender may require to enable the Lender to exercise such voting and other rights and powers attaching to the Shares.

8.	CLAIMS BY CHARGOR

The Chargor represents to and undertakes with the Lender that it has not taken and will not take any security in respect of its liability under this Deed whether from the Company or any other person.  So long as any sum remains owing by the Borrower to the Lender, the Chargor shall not exercise any right of subrogation or any other rights of a surety or enforce any security or other right or claim against the Borrower (whether in respect of its liability under this Deed or otherwise) or any other person who has guaranteed or given any security in respect of the Secured Indebtedness or claim in the insolvency or liquidation of the Borrower or any such other person in competition with the Lender.  If the Chargor receives any payment or benefit in breach of this Clause, it shall hold the same upon trust for the Lender as a continuing security for the Secured Indebtedness.

9.	TAXES AND OTHER DEDUCTIONS

All sums payable by the Chargor under this Deed shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature.  If the Chargor or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment, the Chargor shall, together with such payment, pay such additional amount as will ensure that the Lender receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required.  The Chargor shall promptly forward to the Lender copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

10.	COSTS, CHARGES AND EXPENSES

The Chargor shall from time to time forthwith on demand pay to or reimburse the Lender for:

(a)
all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by the Lender in connection with the preparation, execution and registration of this Deed, any other documents required in connection herewith and any amendment to or extension of, or the giving of any consent or waiver in connection with, this Deed; and

(b)
all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by the Lender in investigating any event which it reasonably believes is an Event of Default or Potential Event of Default or in exercising any of its rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing its rights hereunder or in defending any claims brought against it in respect of this Deed or in releasing or re-assigning this Deed upon payment of all monies hereby secured, and, until payment of the same in full, all such costs, charges and expenses shall be secured by this Deed.

11.	INDEMNITY

11.1
General Indemnity. The Chargor shall indemnify the Lender against all losses, liabilities, damages, costs and expenses incurred by it in the execution or performance of the terms and conditions hereof and against all actions, proceedings, claims, demands, costs, charges and expenses which may be incurred, sustained or arise in respect of the non performance or non observance of any of the undertakings and agreements on the part of the Chargor herein contained or in respect of any matter or thing done or omitted relating in any way whatsoever to the Shares.

11.2
Payment and Security. The Lender may retain and pay out of any money in the Lender’s hands all sums necessary to effect the indemnity contained in this Clause and all sums payable by the Chargor under this Clause shall form part of the monies hereby secured.

12.	FURTHER ASSURANCE

12.1
Further Assurance. The Chargor shall at any time and from time to time (whether before or after the security hereby created shall have become enforceable) execute such further legal or other mortgages, charges or assignments and do all such transfers, assurances, acts and things as the Lender may require over or in respect of the Shares to secure all monies, obligations and liabilities hereby covenanted to be paid or hereby secured or for the purposes of perfecting and completing any assignment of the Lender’s rights, benefits or obligations hereunder and the Chargor shall also give all notices, orders and directions which the Lender may require.

12.2
Agreement to Execute Further Documents. Without limiting the foregoing, the Chargor agrees from time to time to execute and sign or to procure that the person for  the time being holding any of the Shares as the Chargor’s nominee executes and signs all transfers, powers of attorney, proxies and other documents which the Lender may require for perfecting the Lender’s title to any of the Shares or for vesting or enabling it to vest the same in itself, its nominee or in any purchaser including, without limitation, procuring to be duly passed such resolutions by the directors of the Company and such resolutions by the Chargor or the person holding any of the Shares as the Chargor’s nominee in an extraordinary general meeting of the Company as the Lender shall require for the purposes of approving and passing for registration any transfers of any of the Shares, altering the Company’s memorandum or articles of association, removing any directors of the Company, appointing new directors of the Company nominated by the Lender or for such other purposes as the Lender shall from time to time require.

12.3
Enforcement of Lender’s Rights. The Chargor will do or permit to be done everything which the Lender may from time to time require to be done for the purpose of enforcing the Lender’s rights hereunder and will allow the name of the Chargor to be used as and when required by the Lender for that purpose.

13.	POWER OF ATTORNEY

The Chargor irrevocably appoints the Lender by way of security to be its attorney (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required or which the Lender shall think proper or expedient for carrying out any obligations imposed on the Chargor hereunder or for exercising any of the powers hereby conferred or for giving to the Lender the full benefit of this security and so that the appointment hereby made shall operate to confer on the Lender authority to do on behalf of the Chargor anything which it can lawfully do by an attorney.  The Chargor ratifies and confirms and agrees to ratify and confirm any deed, instrument, act or thing which such attorney or substitute may execute or do.

14.	RECEIVER

14.1	Appointment of Receiver.

(a)	The Lender may appoint any one or more persons to be a Receiver of all or any part of the Shares if:

(i)	this Deed has become enforceable; or

(ii)	the Chargor so requests the Lender in writing at any time.

(b)	Any appointment under paragraph (a) above may be by deed under seal or in writing under its hand.

14.2
Removal.  The Lender may by writing under its hand remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

14.3	Remuneration. The Lender may fix the remuneration of any Receiver appointed by it.

14.4
Agent of the Chargor.  A Receiver will be deemed to be the agent of the Chargor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Property Ordinance.  The Chargor is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

14.5
Relationship with the Lender.  To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after this Deed becomes enforceable be exercised by the Lender in relation to the Shares without first appointing a Receiver and notwithstanding the appointment of a Receiver.

14.6	General.

(a)
A Receiver has all of the rights, powers and discretions set out below in this Clause in addition to those conferred (or deemed by this Deed to be conferred) on him by any law, including all the rights, powers and discretions conferred on a receiver under the Property Ordinance.

(b)
If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

14.7
Possession.  A Receiver may take immediate possession of, get in and collect the Shares and without prejudice to the foregoing, cause to be registered all or any part of the Shares in his own name or in the name of his nominee(s) or in the name of any purchaser(s) thereof.

14.8	Agents.

(a)
A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit.

(b)	A Receiver may discharge any person appointed by the Chargor.

14.9
Borrow money.  A Receiver may raise and borrow money either unsecured or on the security of Shares either in priority to this Deed or otherwise and generally on any terms and for whatever purpose which he thinks fit.

14.10	Sale of assets.

(a)	A Receiver may sell, exchange, convert into money and realise the Shares by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b)
The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which the Receiver thinks fit.

14.11
Compromise.  A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of the Chargor or relating in any way to the Shares.

14.12	Legal actions. A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to the Shares which he thinks fit.

14.13	Delegation. A Receiver may delegate his powers in accordance with this Deed.

14.14	Protection of assets. A Receiver may effect insurance and do any other act which the Chargor might reasonably do to protect the Shares in each case as he thinks fit.

14.15	Other powers. A Receiver may:

(a)
do all other acts and things which he may consider desirable or necessary for realising the Shares or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or law;

(b)	exercise in relation to the Shares all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of the Shares; and

(c)	use the name of the Chargor for any of the above purposes.

14.16	Any moneys received by the Lender or any Receiver after this Deed has become enforceable must be applied in the following order of priority:

(a)
in or towards payment of or provision for all costs and expenses incurred by the Lender or any Receiver under or in connection with this Deed and of all remuneration due to any Receiver under or in connection with this Deed;

(b)	in or towards payment of or provision for the Secured Indebtedness in accordance with the relevant terms of the other Finance Documents; and

(c)	in payment of the surplus (if any) to the Chargor or other person entitled to it.

This Clause is subject to the payment of any claims having priority over this Deed.  This Clause does not prejudice the right of Lender to recover any shortfall from the Chargor.

15.	EVIDENCE OF DEBT

Any statement of account purporting to show an amount due from the Company under any Finance Document to which it is a party or from the Chargor under this Deed and  signed as correct by a duly authorised officer of the Lender shall, in the absence of manifest error, be conclusive evidence of the amount so due.

16.	SUSPENSE ACCOUNT

16.1
Right to Credit Suspense Account. The Lender may place and keep any monies received by virtue of this Deed (whether before or after the insolvency or liquidation of the Chargor or the Borrower) to the credit of a suspense account for so long as the Lender may think fit in order to preserve the rights of the Lender to sue or prove for the whole amount of its claims against the Chargor, the Company, the Borrower or any other person.

16.2
Subsequent Encumbrances. If the Lender receives notice of any breach of Clauses 5(a) or 5(c), the Lender may open a new account for the Company. Whether or not it does so it shall be treated as if it had opened a new account at the time of such breach (unless it gives written notice to the contrary to the Chargor). As from the time of such breach all payments made by or on behalf of the Company to or received pursuant to this Deed by the Lender shall be credited or treated as having been credited to the new account and shall not operate to reduce the amount due from the Borrower to the Lender at the time of such breach.

17.	WAIVER AND SEVERABILITY

No failure or delay by the Lender in exercising any right, power or remedy hereunder shall impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies herein provided are cumulative and do not exclude any other rights, powers and remedies provided by law.  If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Deed, shall not be affected or impaired thereby.

18.	MISCELLANEOUS

18.1
Continuing Obligations. The liabilities and obligations of the Chargor under this Deed shall remain in force notwithstanding any act, omission, event or circumstance whatsoever, until full, proper and valid payment of the Secured Indebtedness.

18.2	Protective Clauses. Without limiting Clause 18.1, neither the liability of the Chargor nor the validity or enforceability of this Deed shall be prejudiced, affected or discharged by:

(d)	the granting of any time or indulgence to the Company, the Borrower or any other person;

(e)	any variation or modification of any Finance Document or any other document referred to therein;

(f)	the invalidity or unenforceability of any obligation or liability of the Company, the Borrower under any Finance Document to which it is a party;

(g)	any invalidity or irregularity in the execution of this Deed or any of the other Finance Documents;

(h)
any deficiency in the powers of the Borrower to enter into or perform any of its obligations under any Finance Document to which it is party or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of the Borrower;

(i)	the insolvency or liquidation or any incapacity, disability or limitation or any change in the constitution or status of the Borrower or the Chargor;

(j)
any other Finance Document, Encumbrance, guarantee or other security or right or remedy being or becoming held by or available to the Lender or by any of the same being or becoming wholly or partly void, voidable, unenforceable or impaired or by the Lender at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy the Lender may now or hereafter have from or against the Borrower, the Company or any other person;

(k)
any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against the Borrower, the Company or any other person or any compromise, arrangement or settlement with any of the same;

(l)	any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Deed or the liability of the Chargor hereunder.

18.3
Unrestricted Right of Enforcement. This Deed may be enforced without the Lender first having recourse to any other security or rights or taking any other steps or proceedings against the Company, the Borrower, the Chargor or any other person or may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the monies, obligations and liabilities hereby secured.

18.4
Discharges and Releases. Notwithstanding any discharge, release or settlement from time to time between the Lender and the Chargor, if any security, disposition or payment granted or made to the Lender in respect of the Secured Indebtedness by the Chargor or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason, the Lender shall be entitled hereafter to enforce this Deed as if no such discharge, release or settlement had occurred.

18.5	Amendment. Any amendment or waiver of any provision of this Deed and any waiver of any default under this Deed shall only be effective if made in writing and signed by the Lender.

18.6
Counterparts. This Deed may be executed in any number of counterparts and by the different parties to this Deed on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts shall together constitute one and the same instrument.

19.	ASSIGNMENT

19.1	The Chargor. The Chargor shall not assign any of its rights hereunder.

19.2
The Lender. The Lender may assign, create Encumbrances or grant participations in or over all or any part of its rights under this Deed and make disclosures in accordance with the relevant provisions in the relevant Finance Document but as if references therein to the Borrower were references to the Chargor.  This Deed will be binding upon and inure to the benefit of the Chargor, the Lender and their respective successors and, subject to this Clause, transferees and assigns.

20.	NOTICES

20.1
Delivery. Each notice, demand or other communication to be given or made under this Deed shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days’ prior written notice specified to the other party):

To the Chargor:	Way Fast Holdings Limited

P.O. Box 957, Offshore Incorporations Centre, Road Town,
Tortola, British Virgin Islands
Email:
	Fax Number	:	(852) 2810 4525
	Attention	:	Bonnie Pang

To the Lender:	c/o Cube Capital HK Limited
cdai@cubecap.com
tchen@cubecap.com
zzhuang@cubecap.com
	Fax Number	:	(852) 2525 8003
	Attention	:	Christine Dai, Tony Chen, ZK Zhuang

20.2
Deemed Delivery. Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address and (b) if given or made by fax, when despatched with electronic confirmation of complete and error-free transmission, Provided that, if such day is not a working day in the place to which it is sent, such notice, demand or other communication shall be deemed delivered on the next following working day at such place.

21.	GOVERNING LAW AND JURISDICTION

21.1	Law. This Deed and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Hong Kong.

21.2
Jurisdiction. The Chargor agrees that any legal action or proceeding arising out of or relating to this Deed may be brought in the courts of Hong Kong and irrevocably submits to the non-exclusive jurisdiction of such courts.

21.3
No Limitation on Right of Action. Nothing herein shall limit the right of the Lender to commence any legal action against the Chargor and/or its property in any other jurisdiction or to serve process in any manner permitted by law, and the taking of proceedings in any jurisdiction shall not preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

21.4
Waiver; Final Judgment Conclusive. The Chargor irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of Hong Kong as the venue of any legal action arising out of or relating to this Deed.  The Chargor also agrees that a final judgment against it in any such legal action shall be final and conclusive and may be enforced in any other jurisdiction, and that a certified or otherwise duly authenticated copy of the judgment shall be conclusive evidence of the fact and amount of its indebtedness.

21.5
Waiver of Immunity. The Chargor irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterised as sovereign immunity or otherwise, from any set–off or legal action in Hong Kong or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

[remainder of page intentionally left blank]

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.

For and on Behalf of
WAYFAST HOLDINGS LIMITED

Name:
Title:

For and on Behalf of	For and on Behalf of
(Tianjin Cube Xindao Equity Investment	(Tianjin Cube Xinde Equity Investment
Fund Parnership (LLP))	Fund Parnership (LLP))

Name:	Name:
Title:	Title:

For and on Behalf of	For and on Behalf of
(Tianjin Cube Xinren Equity Investment Fund	(Tianjin Cube Xinyi Equity Investment Fund
Parnership (LLP))	Parnership (LLP))

Name:	Name:
Title:	Title:

Schedule 1

Particulars of Shares

Registered Holder	No. of Shares

Way Fast Holdings Limited	1,000

Schedule 2

Form of Letter of Resignation

To:	The Board of Directors of
Clever Advance Limited (the “Company”)

I,                     , hereby resign my position as a director of the Company with effect from ____________________ 20  and waive all claims to fees or compensation in connection with my resignation.

Dated this          day of              20

SIGNED, SEALED AND DELIVERED	)
as a Deed by	)
)
in the presence of:	)

[On duplicate]

I certify that the original of this notice was posted to the registered office of the Company on ____________________ 20

_____________________________

Schedule 3

Form of Letter of Authority and Undertaking

To:  [Lender]

Dear Sirs,

Re:  Clever Advance Limited (the “Company”)

I irrevocably authorise you or any of your officers at any time after the occurrence of an Event of Default (as defined in the Share Charge referred to below) to complete, date and put into effect the attached resignation letter signed by me in accordance with the provisions of the share charge relating to the Company dated ___________ 2011 and executed by Chargor in favour of yourselves (the “Share Charge”).

I also irrevocably undertake to vote in favour of any resolution approving that any Shares (as defined in the Share Charge) of the Company be registered in your name or in the name of your nominees at any time after the occurrence of an Event of Default (as defined in the Share Charge) and, after the security constituted by the Share Charge has become enforceable, in the name of any purchaser of those shares or its nominee.

Yours faithfully,

by
Name:
Title: Director
Date: ____________20__

Schedule 4

Form of Written Resolutions

CLEVER ADVANCE LIMITED (the “Company”)

WRITTEN RESOLUTIONS OF
THE BOARD OF DIRECTORS OF THE COMPANY
Pursuant to Article 109(a) of the Company’s Articles of Association
dated _________________

We, the undersigned, being all the Directors of the Company, hereby resolve that:

1.
each of the following transfers of the shares in the Company be approved and that, upon the delivery to any director of the Company of a duly completed and stamped instrument of transfer in respect of any of the following transfers, the name of the relevant transferee be entered forthwith in the register of members of the Company in respect of the relevant shares so transferred and that new share certificates in respect of such shares be issued forthwith to such transferee in accordance with the Articles of Association of the Company:
[to be left blank]

2.	each of the following persons be appointed as an additional director of the Company with immediate effect:
[to be left blank]

3.	the resignation of the following persons as directors of the Company be accepted with immediate effect:
[to be left blank]

4.
the above changes in directorships of the Company be notified to the Registrar of the Companies as soon as shall be practicable and that any director or the secretary of the Company be authorised to sign and deliver any relevant return in connection therewith.

[all the directors of the Company to state their names and sign]

THE CHARGOR

THE COMMON SEAL of		)
Way Fast Limited	)
was affixed to this Deed		)
in the presence of		)

THE LENDER

SIGNED for and on behalf of	)
)
by	)